Exhibit (l)(1)

Paul Hastings LLP

55 Second Street, 24th Floor

San Francisco, California 94105

1(415) 856-7007

davidhearth@paulhastings.com

August 30, 2016

TCW Diversified High Income 2021 Target Term Fund

865 South Figueroa Street, Suite 1800

Los Angeles, CA 90017

Re:	TCW Diversified High Income 2021 Target Term Fund - File Nos. 033- and 811-

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to TCW Diversified High Income 2021 Target Term Fund (the “Registrant”), as shown in Registrant’s Registration Statement on Form N-2.

Very truly yours,

/s/ David A. Hearth
David A. Hearth for PAUL HASTINGS LLP